Etsy, Inc. Reports First Quarter 2019 Financial Results
Reports Year-Over-Year GMS Growth of 18.9%; Revenue Growth of 40.1%
Raises Full-Year Guidance for GMS and Revenue

Brooklyn, NY - May 8, 2019 - Etsy, Inc. (NASDAQ: ETSY), the global two-sided marketplace for unique and creative goods, today announced financial results for its first quarter ended March 31, 2019.
“We are pleased to report another quarter of strong growth,” said Josh Silverman, Etsy, Inc. Chief Executive Officer. “We began the year with a fresh slate of product initiatives and our teams' development velocity surged to an all-time high, delivering healthy GMS growth during the quarter. We are focused on unlocking Etsy’s long-term growth opportunity by bolstering best-in-class search and discovery, leveraging human connections, building a trusted brand, and showcasing our vast collection of unique items.”
First Quarter 2019 Financial Summary
(in thousands except percentages; unaudited)

	Three Months Ended March 31,		% Growth Y/Y
	2019	2018
GMS	$1,024,028	$861,075	18.9%
Revenue	$169,339	$120,912	40.1%
Marketplace revenue	$126,130	$87,967	43.4%
Services revenue	$42,171	$32,605	29.3%
Net income	$31,579	$12,967	143.5%
Adjusted EBITDA	$49,867	$26,421	88.7%

Active sellers	2,227	1,970	13.0%
Active buyers	41,029	34,693	18.3%
Percent mobile GMS	58%	54%	400	bps
Percent international GMS	38%	35%	300	bps

For information about how we define our metrics, see our Annual Report on Form 10-K for the year ended December 31, 2018.
“During the first quarter of 2019 we temporarily paused some of our marketing investments in order to closely test incrementality of our less mature channels and refine our attribution models,” said Rachel Glaser, Etsy, Inc. Chief Financial Officer. “Profitability in the quarter was especially high because of this marketing recalibration. We expect to leverage our insights, while continuing to test new channels, including television, to maximize growth and profitability.”

First Quarter 2019 Highlights

•
Product experiment velocity increased to an all-time high during the first quarter. Our initiatives focused on search relevance, listing quality and landing page experience which collectively improved the customer experience and fueled GMS growth.

•
We continued to develop a search and discovery experience that unlocks the value of the unique items in our marketplace. We improved search relevance by incorporating the item price as one of the many factors that impact listing prominence. We focused on our collection of unique items by enhancing the image quality for listings on desktop, our largest channel by device, which is intended to convert more visits into purchases.

•	We began serving our search traffic from Google Cloud, a major milestone in our search infrastructure and our two-year migration plan, which we expect to be complete in early 2020.

•
GMS per active buyer on a trailing 12-month basis was up nearly 2% and has generated growth of nearly 2% or higher for the past three consecutive quarters, which we believe demonstrates continued progress in improving frequency.

•
International GMS was 38% of overall GMS, and increased 33% year-over-year on a currency-neutral basis, Etsy’s highest international GMS growth since the beginning of 2015. International GMS growth was driven by GMS between U.S. buyers and international sellers and by our fastest growing international trade route, international domestic, which is GMS generated between a non-U.S. buyer and a non-U.S. seller both in the same country.

•	Active buyers grew 18.3% year-over-year in the first quarter, despite our reduction in marketing spend across certain channels. Active sellers grew 13.0% year-over-year.

•
GMS from paid channels was 15% of overall GMS in the first quarter of 2019, flat compared to the first quarter of 2018 and contracting 500 bps compared to the fourth quarter of 2018, due to our reduction in marketing spend across certain channels.

•	Etsy began offsetting 100% of carbon emissions generated by shipping, which represent 98% of Etsy’s total emissions.
First Quarter 2019 Financial Results

•	Total revenue was $169.3 million for the first quarter of 2019, up 40.1% year-over-year, driven by growth in both Marketplace and Services revenue.

•
Gross profit for the first quarter of 2019 was $116.7 million, up 46.6% year-over-year, and gross margin was 68.9%, up 310 basis points compared with 65.8% in the first quarter of 2018. Gross margin was impacted by expenses related to our on-going migration to the cloud.

•
Total operating expenses were $85.0 million in the first quarter of 2019, up 29.2% year-over-year. The increase in operating expenses was driven primarily by marketing expense and an increase in headcount related to product development.

•	Net income for the first quarter of 2019 was $31.6 million, with diluted earnings per share of $0.24.

•
Non-GAAP Adjusted EBITDA for the first quarter of 2019 was $49.9 million and grew 88.7% year-over-year. Non-GAAP Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by revenue) was 29.4%, in the first quarter of 2019 up 750 basis points year-over-year. Adjusted EBITDA performance was driven primarily by year-over-year revenue growth related to changes in our pricing model and an intentional pull back in marketing spend compared to the fourth quarter of 2018.

•
Cash, cash equivalents, and short-term investments were $622.1 million as of March 31, 2019. Under the stock repurchase program announced in November 2018, Etsy repurchased an aggregate of approximately $27.5 million, or 532,412 shares of its common stock, in the first quarter of 2019.

2019 Financial Guidance
We are raising 2019 guidance for GMS and revenue growth, and reiterating our guidance range for Adjusted EBITDA margin.

	2019 Guidance	2019 Revised Guidance
	February 25, 2019	May 8, 2019
GMS Year-Over-Year Growth	17-20%	18-21%
	~$4.6B - $4.7B	~$4.6B - $4.8B
Revenue Year-Over-Year Growth	29-32%	30-32%
	~$779M - $797M	~$785M - $797M
Adjusted EBITDA Margin*	23-25%	23-25%
	~$181M - $197M	~$182M - $198M
*    Assumes the midpoint of our revenue guidance.
For a summary of the key items that we expect to impact our guidance, please read our Q1 investor presentation that is available on Etsy’s investor relations website, investors.etsy.com.
Etsy is not able, at this time, to provide GAAP targets for net income margin for 2019 because of the unreasonable effort of estimating certain items that are excluded from non-GAAP Adjusted EBITDA margin, including, for example, provision or benefit for income taxes and foreign exchange gain or loss, the effect of which may be significant.
Webcast and Conference Call Information
Etsy will host a webcast to discuss these results at 5:00 p.m. ET today. To access the live webcast and accompanying slide deck, please visit the Etsy Investor Relations website, investors.etsy.com, and go to the Investor Events section. To join the call by phone, please dial 1-855-852-1946 (toll free) or 1-720-634-2903 (toll) and use the passcode 2870759. A replay will be available through the same link following the conference call, or by dialing (toll free) 1-855-859-2056 or 1-404-537-3406 (toll) with the passcode 2870759 starting at 8:00 p.m. ET tonight through May 22, 2019.

About Etsy
Etsy, Inc. is the global two-sided marketplace for unique and creative goods. Our mission is to “Keep Commerce Human,” and we’re committed to using the power of business and technology to strengthen communities and empower people around the world. We connect millions of buyers and sellers from nearly every country in the world. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.
Etsy was founded in 2005 and is headquartered in Brooklyn, New York.
Etsy has used, and intends to continue using, its Investor Relations website and the Etsy News Blog (blog.etsy.com/news) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Etsy News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Investor Relations Contact:
Deb Wasser, Vice President, Investor Relations
ir@etsy.com
Gabriel Ratcliff, Sr. Manager, Investor Relations
ir@etsy.com
Media Relations Contact:
Kelly Clausen, Director, Corporate Communications
press@etsy.com
Cautionary Statement Regarding Forward-Looking Statements
This press release contains or references forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements relating to our financial guidance and key drivers thereof. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “will,” or similar expressions and the negatives of those words.
Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include: (1) the fluctuation of our quarterly operating results; (2) our ability to implement our business strategy; (3) our ability to attract and retain an active and engaged community of Etsy sellers and Etsy buyers; (4) our history of operating losses; (5) macroeconomic events that are outside of our control; (6) our ability to recruit and retain employees; (7) the importance to our success of the trustworthiness of our marketplace and the connections within our community; (8) our ability to enhance our current offerings and develop new offerings to respond to the changing needs of Etsy sellers and Etsy buyers; (9) the effectiveness of our marketing efforts; (10) the effectiveness of our mobile solutions for Etsy sellers and Etsy buyers; (11) our ability to expand our business in our core geographic markets; (12) regulation in the area of privacy and protection of user data; (13) our dependence on third-party payment providers; and (14) the potential misuse or disclosure of sensitive information about members of our community and the potential for cyber-attacks. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur.
Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

Etsy, Inc.
Condensed Consolidated Balance Sheets
(in thousands; unaudited)

	As of March 31, 2019	As of December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$345,674	$366,985
Short-term investments	276,432	257,302
Accounts receivable, net	10,789	12,244
Prepaid and other current assets	26,859	22,686
Funds receivable and seller accounts	64,247	21,072
Total current assets	724,001	680,289
Restricted cash	5,341	5,341
Property and equipment, net	131,650	120,179
Goodwill	37,034	37,482
Intangible assets, net	33,839	34,589
Deferred tax assets	23,000	23,464
Other assets	26,303	507
Total assets	$981,168	$901,851
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,325	$26,545
Accrued expenses	40,123	49,158
Finance lease obligations—current	9,927	3,884
Funds payable and amounts due to sellers	64,247	21,072
Deferred revenue	7,787	7,478
Other current liabilities	9,266	3,925
Total current liabilities	148,675	112,062
Finance lease obligations—net of current portion	59,610	2,095
Deferred tax liabilities	32,637	30,455
Facility financing obligation	—	59,991
Long-term debt, net	280,226	276,486
Other liabilities	40,007	19,864
Total liabilities	561,155	500,953
Total stockholders’ equity	420,013	400,898
Total liabilities and stockholders’ equity	$981,168	$901,851

Etsy, Inc.
Condensed Consolidated Statements of Operations
(in thousands except share and per share amounts; unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$169,339	$120,912
Cost of revenue	52,658	41,295
Gross profit	116,681	79,617
Operating expenses:
Marketing	35,444	26,194
Product development	24,947	20,721
General and administrative	24,647	18,904
Total operating expenses	85,038	65,819
Income from operations	31,643	13,798
Other expense, net	(206)	(817)
Income before income taxes	31,437	12,981
Benefit (provision) for income taxes	142	(14)
Net income	$31,579	$12,967
Net income per share attributable to common stockholders:
Basic	$0.26	$0.11
Diluted	$0.24	$0.10
Weighted-average common shares outstanding:
Basic	119,679,149	121,267,092
Diluted	130,237,875	125,772,315

Etsy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income	$31,579	$12,967
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	8,082	6,454
Depreciation and amortization expense	10,142	6,320
Bad debt expense	1,182	912
Foreign exchange gain	(171)	(2,102)
Other non-cash losses, net	2,928	1,115
Deferred income taxes	(142)	91
Changes in operating assets and liabilities	(22,142)	412
Net cash provided by operating activities	31,458	26,169
Cash flows from investing activities
Purchases of property and equipment	(683)	(192)
Development of internal-use software	(3,390)	(3,097)
Purchases of marketable securities	(158,883)	(59,811)
Sales of marketable securities	140,952	17,447
Net cash used in investing activities	(22,004)	(45,653)
Cash flows from financing activities
Payment of tax obligations on vested equity awards	(5,672)	(1,780)
Repurchase of stock	(27,492)	(68,586)
Proceeds from exercise of stock options	5,930	10,249
Proceeds from issuance of convertible senior notes	—	345,000
Payment of debt issuance costs	(1,192)	(9,127)
Purchase of capped call	—	(34,224)
Payments on finance lease obligations	(2,745)	(1,850)
Payments on facility financing obligation	—	(3,122)
Other financing, net	1,864	(2,724)
Net cash (used in) provided by financing activities	(29,307)	233,836
Effect of exchange rate changes on cash	(1,458)	4,061
Net (decrease) increase in cash, cash equivalents, and restricted cash	(21,311)	218,413
Cash, cash equivalents, and restricted cash at beginning of period	372,326	320,783
Cash, cash equivalents, and restricted cash at end of period	$351,015	$539,196

Currency-Neutral GMS Growth
We calculate currency-neutral GMS growth by translating current period GMS for goods sold that were listed in non-U.S. dollar currencies into U.S. dollars using prior year foreign currency exchange rates.
As reported and currency-neutral GMS growth for the periods presented below is as follows:

	Quarter-to-Date Period Ended			Year-to-Date Period Ended
	As Reported	Currency-Neutral	FX Impact	As Reported	Currency-Neutral	FX Impact
March 31, 2019	18.9%	20.6%	(1.7)%	18.9%	20.6%	(1.7)%
December 31, 2018	22.3%	23.1%	(0.8)%	20.8%	20.4%	0.4%
September 30, 2018	20.4%	20.8%	(0.4)%	20.2%	19.2%	1.0%
June 30, 2018	20.4%	19.3%	1.1%	20.1%	18.5%	1.6%
March 31, 2018	19.8%	17.6%	2.2%	19.8%	17.6%	2.2%
Non-GAAP Financial Measures
Adjusted EBITDA
In this press release, we provide Adjusted EBITDA, a non-GAAP financial measure that represents our net income adjusted to exclude: interest and other non-operating expense, net; (benefit) provision for income taxes; depreciation and amortization; stock-based compensation expense; foreign exchange gain; and restructuring and other exit income. Below is a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.
We have included Adjusted EBITDA in this press release because it is a key measure used by our management and Board of Directors to evaluate our operating performance and trends, allocate internal resources, prepare and approve our annual budget, develop short- and long-term operating plans, determine incentive compensation, and assess the health of our business. As our Adjusted EBITDA increases, we are able to invest more in our platform.
We believe that Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business as it removes the impact of certain non-cash items and certain variable charges.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect other non-operating expenses, net of other non-operating income, including net interest expense;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not consider the impact of stock-based compensation expense;

•	Adjusted EBITDA does not consider the impact of foreign exchange gain;

•	Adjusted EBITDA does not consider the impact of restructuring and other exit income; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2019	2018

	(in thousands)
Net income	$31,579	$12,967
Excluding:
Interest and other non-operating expense, net (1)	1,268	2,667
(Benefit) provision for income taxes	(142)	14
Depreciation and amortization (1)	10,142	6,320
Stock-based compensation expense (2)	8,082	6,454
Foreign exchange gain (3)	(1,062)	(1,850)
Restructuring and other exit income	—	(151)
Adjusted EBITDA	$49,867	$26,421

(1)
Included in interest and depreciation expense amounts above, are interest and depreciation expense related to our headquarters lease. As part of the adoption of ASU 2016-02—Leases in the first quarter of 2019, we now account for our headquarters as a financing lease. Previously, we accounted for our headquarters under build-to-suit accounting requirements. In the three months ended March 31, 2019 and 2018, those amounts are as follows:

	Three Months Ended March 31,
	2019	2018

	(in thousands)
Interest expense	$696	$2,250
Depreciation	2,197	819
(2) Total stock-based compensation expense included in the Consolidated Statements of Operations is as follows:

	Three Months Ended March 31,
	2019	2018

	(in thousands)
Cost of revenue	$1,099	$546
Marketing	631	478
Product development	3,520	2,639
General and administrative	2,832	2,791
Total stock-based compensation expense	$8,082	$6,454
(3) Foreign exchange gain is primarily driven by the decrease in non-functional currency intercompany balances and U.S. Dollar to Euro exchange rate fluctuations on our intercompany and other non-functional currency balances.